Exhibit 99.1

Contact:  Mexican Restaurants, Inc.
 Andrew J. Dennard
 (832) 300-5858

Mexican Restaurants, Inc.
Announces Delisting on NASDAQ; Plans to Deregister Common Stock with SEC
(NASDAQ: CASA)

Houston, Texas (October 29, 2010)    The Board of Directors of Mexican Restaurants, Inc. announced it has taken definitive action to voluntarily delist its common stock on NASDAQ.  Subsequent to the delisting, the Company intends to deregister its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934 (the “Exchange Act”).  The Company is taking these steps in order to avoid various public company costs, including Sarbanes-Oxley Act costs, that the Company believes disproportionately affect smaller publicly traded companies.  The Company intends to maintain a market in its common shares by having the shares listed on a quotation service that does not require an issuer to be registered with the Securities and Exchange Commission (“SEC”) such as the Pink Sheets, but currently has no arrangement for listing in place.  The Company is eligible to deregister its common stock under the Exchange Act because it has fewer than 300 shareholders of record.

Notwithstanding the deregistration, the Company will continue to maintain a system of internal controls over financial reporting to ensure the continuing accuracy and reliability of results of operations reported to its shareholders.  Following deregistration, the Company will no longer bear the financial burden of complying with the Exchange Act and the Sarbanes-Oxley Act of 2002, legal and auditor reviews of SEC disclosures, as well as accounting and other administrative expenses related to the Company’s NASDAQ listing and SEC reporting requirements.

The Board of Directors believe that the Company’s stockholders will be better served if the Company spends more of its financial resources and management’s time on the Company’s business without the substantial cost and time associated with having to comply with NASDAQ rules and SEC reporting obligations.  The Board of Directors’ determination to delist, deregister and suspend its public reporting obligations followed extensive deliberations of the advantages and disadvantages of no longer being a public reporting company and careful consideration of the recommendations of an independent board committee and the advice of the Company’s legal counsel and other outside advisors.  The Board of Directors and management believe that the expense reductions inherent in delisting and deregistering the common stock will benefit the Company and its shareholders.

Curt Glowacki, the Company’s CEO, stated, “We’re taking this important step with our shareholders’ interests in mind.  The burden of reporting under the Exchange Act, and in recent years the added burden of numerous Sarbanes-Oxley requirements, has become too expensive for many small companies such as Mexican Restaurants.  After careful consideration, the Company believes that by having our stock listed on the over-the-counter market and deregistering our common stock, we can re-invest significant resources to help drive growth and profitability.  We believe that by utilizing the over-the-counter market platform, material savings can be achieved while still providing reliable information to our shareholders.”

Mexican Restaurants, Inc. operates and franchises 72 Mexican restaurants.  The current system includes 55 Company-operated restaurants, 16 franchisee operated restaurants and one licensed restaurant.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following: growth strategy; dependence on executive officers; geographic concentration; increasing susceptibility to adverse conditions in the region; changes in consumer tastes and eating habits; national, regional or local economic and real estate conditions; demographic trends; inclement weather; traffic patterns; the type, number and location of competing restaurants; inflation; increased food, labor and benefit costs; the availability of experienced management and hourly employees; seasonality and the timing of new restaurant openings; changes in governmental regulations; dram shop exposure; the potential consequences of delisting and deregistering the Company’s stock; and other factors not yet experienced by the Company.  The use of words such as “believes”, “anticipates”, “expects”, “intends” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  Readers are urged to carefully review and consider the various disclosures made by the Company in this release and in the Company’s most recent Annual Report and Form 10-K, that attempt to advise interested parties of the risks and factors that may affect the Company’s business.